Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of December 15, 2021, by and among (i) Vertical Aerospace Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), (ii) the parties listed on Schedule A hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”), and (iii) for the limited purpose set forth in Section 5.5 of this Agreement, Broadstone Acquisition Corp., a Cayman Islands exempted company (“Broadstone”). Certain capitalized terms used and not otherwise defined herein are defined in Article 1 hereof.

RECITALS

WHEREAS, (i) the Company; (ii) Broadstone; (iii) Sponsor; (iv) Vertical Merger Sub Ltd., a Cayman Islands exempted company incorporated with limited liability (“Merger Sub”); (v) Vertical Aerospace Group Ltd., a company limited by shares incorporated in England under registration number 12590994 (“Vertical”); (vi) Vincent Casey, a British citizen; and (vii) the Company Shareholders (as defined in the Business Combination Agreement) have entered into that certain Business Combination Agreement dated as of June 10, 2021 (the “Business Combination Agreement”), pursuant to which, among other things, Broadstone will merge with and into Merger Sub (the “Merger”) and the Company will acquire all of the issued and outstanding shares of Vertical (the “Share Acquisition”);

WHEREAS, pursuant to the Business Combination Agreement, the Avolon Warrant Instrument and/or the American Warrant Instrument, as of the date hereof, the Holders are or may become the holders of the Ordinary Shares (or warrants representing such Ordinary Shares) set forth in Schedule A to this Agreement; and

WHEREAS, on or about the date hereof, each Holder is entering into a lock-up agreement with the Company (each a “Lock-Up Agreement”), pursuant to which, among other things, each Holder agrees not to transfer certain Ordinary Shares for a certain period of time following the Closing, subject to certain exceptions specified therein;

WHEREAS, Broadstone and Sponsor entered into that certain Registration Rights Agreement, dated as of September 10, 2020 (the “Prior Agreement”);

WHEREAS, Broadstone and Sponsor wish to terminate the Prior Agreement, with such termination effective as of the date hereof, in order to provide for the terms and conditions included herein; and

WHEREAS, the parties hereto are entering into this Agreement concurrently with, and contingent upon, the Closing.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“AA Securities” means the securities of the Company that are registrable pursuant to the AA SPA.

“AA SPA” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“American Warrant Instrument” shall mean the American Warrant Instrument dated on or around the date hereof.

“Automatic Shelf Registration Statement” shall have the meaning given in Section 2.3.1.

“Avolon Warrant Instrument” shall mean the Avolon Warrant Instrument dated on or around the date hereof.

“Board” shall mean the Board of Directors of the Company.

“Broadstone” shall have the meaning given in the Preamble hereto.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Closing” shall mean the closing of the Merger and the Share Acquisition in accordance with the terms of the Business Combination Agreement.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto.

“Convertible Notes Subscription Agreement” means the subscription agreement, dated October 26, 2021, entered into among the Company, Broadstone and Mudrick Capital Management L.P., pursuant to which, among other things, the Company agreed to issue and sell, in a private placement that is conditioned upon, and will close concurrently with, the Share Acquisition, certain convertible senior secured notes and warrants exercisable for Ordinary Shares.

“Demand Registration” shall have the meaning given in Section 2.1.1.

“Demanding Holder” shall have the meaning given in Section 2.1.1.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“Holders” shall have the meaning given in the Preamble hereto.

“LNH SPA” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Lock-Up Agreement” shall have the meaning given in the Recitals hereto.

“Long Form Registration” shall have the meaning given in Section 2.1.1.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.4.

“Merger” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement not misleading or, in the case of a Prospectus, not misleading in the light of the circumstances under which they were made.

“Ordinary Shares” shall mean the ordinary shares, with a par value of US$0.0001, of the Company.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period in the applicable Lock-Up Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“PIPE Subscription Agreements” means (i) those certain subscription agreements, each dated June 10, 2021, as amended and restated on or around October 27, 2021 and (ii) that certain subscription agreement, dated October 27, 2021, in each case entered into by and among the Company and the persons identified therein as “Subscribers”.

“Prior Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean the Ordinary Shares and securities set forth on Schedule A (including any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Ordinary Shares), solely to the extent a Holder actually holds such Ordinary Shares at the relevant time; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses relating to a Registration, including, without limitation, the following:

(A)all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Ordinary Shares are then listed;

(B)fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters, if any, in connection with blue sky qualifications of Registrable Securities);

(C)printing, messenger, telephone and delivery expenses;

(D)reasonable fees and disbursements of counsel for the Company;

(E)reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.1.1.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Share Acquisition” shall have the meaning given in the Recitals hereto.

“Shelf Offering”, “Shelf Offering Request” and “Shelf Offering Notice” shall have the meaning given in Section 2.3.1.

“Shelf Registration” and “Shelf Registration Statement” shall have the meaning given in Section 2.3.1.

“Short Form Registration” shall have the meaning given in Section 2.3.

“Sponsor” shall mean Broadstone Sponsor LLP, a United Kingdom limited liability partnership, with registered number OC431761 and whose registered office is at 2nd Floor, 7 Portman Mews South, London, United Kingdom W1H 6AY.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to one or more Underwriters in a firm commitment underwriting for distribution to the public.

“Virgin Atlantic Warrant Instrument” means the warrant instrument by and between the Company and Virgin Atlantic Limited, dated October 29, 2021, pursuant to which, among other things, Virgin Atlantic Limited will receive warrants exercisable for Ordinary Shares.

ARTICLE 2.

REGISTRATIONS

2.1Demand Registration.

2.1.1Request for Registration. Subject to the provisions of Section 2.1.4 hereof, at any time and from time to time on or after the date hereof, Holders of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within twenty (20) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than one (1) Registration pursuant to a Demand Registration in any six (6) month period under this Section 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 or any similar long-form registration statement that may be available at such time (“Long Form Registration”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Long Form Registration have been sold, in accordance with Section 3.1 of this Agreement. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.1.2Effective Registration. Notwithstanding the provisions of Section 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided further that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently enjoined by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing of such election not later than five (5) days following such removal, rescinding or termination; provided further that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3Underwritten Offering. Subject to the provisions of Section 2.1.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least three (3) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) business days prior to the time of pricing of the applicable offering).

2.2Piggyback Registration.

2.2.1Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of persons other than the Holders of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a registered offering not involving a “road show” or other substantial marketing efforts or a widespread distribution of securities, such as a “registered direct” offering (whether or not underwritten), (v) for an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as reasonably practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) business days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The Company shall have the right to terminate or withdraw any Registration Statement initiated by it under this Section 2.2.1 before the effective date of such Registration, whether or not any Holder has elected to include Registrable Securities in such Registration.

2.2.2Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advise the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a)If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration: (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2.1 hereof, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration: (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2.1 hereof, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3Short Form Registrations. Subject to the provisions of Section 2.1.4 hereof, the Holders of Registrable Securities may, on no more than one (1) occasion in any six (6) month period, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form F-3 or similar short form registration statement that may be available at such time (“Short Form Registration”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a “well known seasoned issuer” as defined under Rule 405 at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Short Form Registration, the Company shall, as promptly as is reasonably practicable, give written notice of the proposed Short Form Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Short Form Registration shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. As soon as reasonably practicable thereafter, but not more than fifteen (15) days after the Company’s initial receipt of such written request for a Short Form Registration, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3 if: (i) Short Form Registration is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.3.1Shelf Registrations.

(a)Subject to the availability of financial information required by applicable securities laws, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration, but in any event within sixty (60) days of the mailing of the Company’s notice pursuant to Section 2.3 (provided that all necessary documents for such registration can be obtained and prepared within such 60-day period), the Company shall file with the Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in the request by the Holders, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the initial effective date of such Shelf Registration Statement, (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to prepare a Shelf Registration Statement with respect to all of the Registrable Securities owned by or issuable to the Holders requesting such Shelf Registration to enable and cause such Shelf Registration Statement to be filed and maintained with the Commission as soon as practicable after the Company is eligible to file a Shelf Registration Statement for a Short Form Registration. In order for any Holder to be named as a selling securityholder in such Shelf Registration Statement, the Company may require such Holder to deliver all information about such Holder that is required to be included in such Shelf Registration Statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act.

(b)In the event that a Shelf Registration Statement is effective, Holders of Registrable Securities shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect. The applicable Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). In the case of an Underwritten Takedown, as promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Offering Request, the Company shall give written notice

(the “Shelf Offering Notice”) of such Shelf Offering Request to all other Holders of Shelf Registrable Securities. The Company shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five (5) Business Days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within ten (10) Business Days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders of the Registrable Securities that made the Shelf Offering Request), use its reasonable best efforts to facilitate such Shelf Offering.

(c)Notwithstanding the foregoing, if any Holder desires to effect a sale of Shelf Registrable Securities that does not constitute an Underwritten Takedown, the Holder shall deliver to the Company a Shelf Offering Request no later than two (2) Business Days prior to the expected date of the sale of such Shelf Registrable Securities, and subject to the limitations set forth in Section 2.3.1(a), the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable.

(d)The Company shall, at the request of Holders of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

2.3.2Priority on Shelf Offerings. Subject to the provisions of Section 2.1.4 hereof, if the number of Registrable Securities which can be included on a Shelf Registration Statement is otherwise limited by Instruction I.B.5 to Form F-3 (or any successor provision thereto), the Company shall include in such registration or offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which can be included on such Shelf Registration Statement in accordance with the requirements of Form F-3, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein.

2.4Restrictions on Registration Rights. If: (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Demand Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board or another authorized representative of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than forty-five (45) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

ARTICLE 3.

COMPANY PROCEDURES

3.1General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

3.1.1prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for a period of up to one hundred eighty (180) days or, if earlier, until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference into such Registration Statement or Prospectus) furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriters to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriters, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.14make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.16otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders in connection with such Registration.

3.2Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company; provided, however, that the Company shall not be required to pay for more than one (1) registration proceeding with respect to a registration request begun pursuant to Section 2.1 by the Demanding Holders, if such registration request is subsequently withdrawn at the request of the Demanding Holders. Any Registration Expenses of Registrations not borne by the Company pursuant to the immediately preceding sentence shall be borne by the Demanding Holders pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE 4.

INDEMNIFICATION AND CONTRIBUTION

4.1Indemnification.

4.1.1In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder. Notwithstanding the foregoing, the indemnity agreement contained in this Section 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed.

4.1.2In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) and any other Holder of Registrable Securities participating in the Registration, against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5.

MISCELLANEOUS

5.1Notices. All notices, demands, requests, consents, approvals or waivers and other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, nationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Company:

Vertical Aerospace Ltd.
140-142 Kensington Church Street, London W8 4BN, United Kingdom
vinny.casey@vertical-aerospace.com

To Broadstone:

Broadstone Acquisition Corp.
7 Portman Mew South, Marylebone, London W1H 6AY, United Kingdom
Attn: Edward Hawkes and Marc Jonas
Email: edward.hawkes@suncap.co.uk and marc@suncap.co.uk

To a Holder: to the address set forth beside such Holder’s name on Schedule A hereto.

5.2Assignment; No Third Party Beneficiaries.

5.2.1This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2Prior to the expiration of the lock-up period in the applicable Lock-Up Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee assumes such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto; whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.

5.2.3This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Without limiting the generality of the foregoing, Broadstone and Sponsor hereby agree that the Prior Agreement is hereby terminated and of no further force or effect.

5.6Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without giving effect to any choice of law or conflict of law, provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 5.6 or in such other manner as may be permitted by applicable law, that such process may be served in the manner of giving notices in Section 5.1 and that nothing in this Section 5.6 shall affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Federal courts of the United States or the courts of the State of New York, in each case located within the City of New York, in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any order in respect thereof, (c) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Federal courts of the United States or the courts of the State of New York, in each case located within the City of New York, (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the order or in any other manner provided by applicable law.

5.7WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.8Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected provided further that no consent of any Holder of Piggyback Registration Rights shall be required with respect to any such waiver, amendment or modification, except with respect to any waiver, amendment or modification that adversely affects such Holder of Piggyback Registration Rights, solely in its capacity as a holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity). No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 5.8 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.9Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.11Remedies Cumulative. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12Other Registration Rights. The Company represents and warrants that no person, other than a holder of (i) Registrable Securities, (ii) securities of the Company that are registrable pursuant to the PIPE Subscription Agreements, (iii) securities of the Company that are registrable pursuant to the Avolon Warrant Instrument, (iv) securities of the Company that are registrable pursuant to the American Warrant Instrument, (v) of securities of the Company that are registrable pursuant to the Virgin Atlantic Warrant

Instrument, (vi) AA Securities, (vii) securities of the Company that are registrable pursuant to LNH SPA and (viii) securities of the Company that are registrable pursuant to the Convertible Notes Subscription Agreement has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that, except with respect to the PIPE Subscription Agreements, the Avolon Warrant Instrument, the American Warrant Instrument, the Virgin Atlantic Warrant Instrument, the AA SPA, the LNH SPA and the Convertible Notes Subscription Agreement, this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, the Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of Company securities in the PIPE Subscription Agreements, the Avolon Warrant Instrument, the American Warrant Instrument, the Virgin Atlantic Warrant Instrument, the Convertible Notes Subscription Agreement, the AA SPA and the LNH SPA, and that nothing herein shall restrict the ability of the Company to fulfil its resale registration obligations under such agreements.

5.13Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article 4 shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

VERTICAL AEROSPACE LTD.

By:	/s/ Vincent Casey
	Name:	Vincent Casey
	Title:	Director

BROADSTONE:

BROADSTONE ACQUISITION CORP.

By:	/s/ Edward Hawkes
	Name:	Edward Hawkes
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

BROADSTONE SPONSOR LLP

By:	/s/ James Mount
	Name:	James Mount
	Title:	Designated Member

[Signature Page to Registration Rights Agreement]

AMERICAN AIRLINES, INC.

By:	/s/ Derek Kerr
	Name:	Derek Kerr
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

CHATSWORTH AVIATION LIMITED

By:	/s/ Ed Riley
	Name:	Ed Riley
	Title:	Attorney-in-fact

[Signature Page to Registration Rights Agreement]

MAPLES TRUSTEE SERVICES (CAYMAN) LIMITED, solely in its capacity as trustee under the Trust Deed dated 1 June 2021

By:	/s/ Maples Trustee Services (Cayman) Limited
	Name:	Peter Goddard
	Title:	Authorised Signatory

[Signature Page to Registration Rights Agreement]

STEPHEN FITZPATRICK

/s/ Stephen Fitzpatrick

[Signature Page to Registration Rights Agreement]

MARK YEMM

/s/ Mark Yemm

[Signature Page to Registration Rights Agreement]

SAMUEL SUGDEN

/s/ Samuel Sugden

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holder	Address	Number of Ordinary Shares

Broadstone Sponsor LLP, a United Kingdom limited liability partnership, with registered number OC431761 and whose registered office is at 2nd Floor 7 Portman Mews South, London, United Kingdom, W1H 6AY

	7 Portman Mews South, London, United Kingdom W1H 6AY.	7,632,575 Ordinary Shares
Stephen Fitzpatrick	78 Lansdowne Road London W11 2LS United Kingdom	150,052,510 Ordinary Shares
Samuel Sugden	81c Railton Road London SE24 0LR United Kingdom	143,696 Ordinary Shares
Mark Yemm	108 Humphries Road Mount Eliza Victoria 3930 Australia	5,740,525 Ordinary Shares
American Airlines, Inc.	1 Skyview Drive Fort Worth, Texas 76155 United States	11,375,000 ordinary shares represented by warrants to be issued in accordance with the American Warrant Instrument
Chatsworth Aviation Limited, a company incorporated under the laws of Ireland with registered number 543646	Number One Ballsbridge, Building 1, Shelbourne Rd, Ballsbridge, Dublin 4	5,563,600 ordinary shares represented by warrants to be issued in accordance with the Avolon Warrant Instrument
Maples Trustee Services (Cayman) Limited, a Cayman Islands company with registered number 239659, solely in its capacity as trustee under the Trust Deed dated 1 June 2021	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	8,345,000 ordinary shares represented by warrants to be issued in accordance with the Avolon Warrant Instrument